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Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

EDUCATION MEDIA, INC.

        THE UNDERSIGNED, in order to form a corporation for the purposes herein stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

ARTICLE ONE

        The name of the corporation is Education Media, Inc. (hereinafter called the "Corporation").

ARTICLE TWO

        Its registered office in the State of Delaware is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle County, Zip Code 19801. The registered agent in charge thereof is The Corporation Trust Company ("CT Company").

ARTICLE THREE

        The purpose of the Corporation is to engage in any lawful act or activity, without limitation, for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

        The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is 101,000,000, consisting of 100,000,000 shares of common stock, par value $0.0001 per share (the "Common Stock"), and 1,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").

        A.    Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOUR, to provide for the issuance of the shares of Preferred Stock in one or more classes or one or more series, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof, if any, as shall be stated and expressed in the resolution or resolutions providing for such issue (a "Preferred Stock Designation") adopted by the Board of Directors under the General Corporation Law of the State of Delaware. Except as otherwise provided by law, the holders of the Preferred Stock of the Corporation shall only have such voting rights as are provided for or expressed in the resolutions of the Board of Directors relating to such Preferred Stock adopted pursuant to the authority contained in the Certificate of Incorporation.

        B.    Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

ARTICLE FIVE

        The name and mailing address of the incorporator is:

    Peter Kirsch
    1700 Pennsylvania Ave. NW, Suite 900
    Washington, DC 20006

ARTICLE SIX

        The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A.    Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

          B.    The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

          C.    The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interests, or for any other reason.

          D.    In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

ARTICLE SEVEN

        Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or a majority of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE EIGHT

        No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

ARTICLE NINE

        The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify past and present directors, and may indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

ARTICLE TEN

        The Corporation hereby elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this certificate and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 2nd day of October, A.D. 2007.

/s/ Peter Kirsch Peter Kirsch Incorporator

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  Exhibit 3.1
CERTIFICATE OF INCORPORATION OF EDUCATION MEDIA, INC.
ARTICLE ONE
ARTICLE TWO
ARTICLE THREE
ARTICLE FOUR
ARTICLE FIVE
ARTICLE SIX
ARTICLE SEVEN
ARTICLE EIGHT
ARTICLE NINE
ARTICLE TEN